                                  EXHIBIT II
                          Lindsay Manufacturing Co.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  For the three months and six months ended
                    February 29, 1996 and February 28,1995
               (Dollars in thousands except per share amounts)
                                 (Unaudited)
                 ------------------------------------

COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                        Three Months Ended                      Six Months Ended
                                                ----------------------------------      ------------------------------------
                                                February        February                        February        February
                                                  1996            1995                             1996           1995
                                                ---------       --------                        ---------       --------
1.      Weighted average shares
          outstanding . . . . . . . . . .        6,449,414       6,857,610                       6,464,282       6,964,101

2.      Net additional shares outstanding
          assuming dilutive stock options
          exercised and proceeds used to
          purchase treasury stock . . . .          313,697         223,547                         290,728         224,291
                                                 ----------      ----------                      ----------      ----------

3.      Average number of common and
          common equivalent shares
          outstanding . . . . . . . . . .        6,763,111       7,081,157                       6,755,010       7,188,392
                                                 =========       =========                       =========       =========

4.      Net earnings for per share
          computation . . . . . . . . . .       $    5,265      $    3,003                      $    8,291      $    5,002
                                                 ==========      ==========                      ==========      ==========

5.      Net earnings per average common
          and common equivalent shares          $     0.78       $    0.42                      $     1.23      $     0.70
          outstanding . . . . . . . . . .        ==========      ==========                      ==========      ==========


COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS


                                                        Three Months Ended                      Six Months Ended
                                                ----------------------------------      ------------------------------------
                                                February        February                        February        February
                                                  1996            1995                             1996           1995
                                                ---------       --------                        ---------       --------
1.      Weighted average shares
          outstanding . . . . . . . . . .       6,449,414        6,857,610                       6,464,282       6,964,101

2.      Net additional shares outstanding
          assuming dilute stock options
          exercised and proceeds used to
          purchase treasury stock . . . .         348,143          223,547                         348,143         225,507
                                                ----------      ----------                       ----------      ----------

3.      Average number of common and
          common equivalent shares
          outstanding . . . . . . . . . .       6,797,557        7,081,157                       6,812,425       7,189,608
                                                 =========       =========                       =========       =========

4.      Net earnings for per share
          computation . . . . . . . . . .      $    5,265       $    3,003                      $    8,291      $    5,002
                                                ==========       ==========                      ==========      ==========

5.      Net earnings per average common
          equivalent share outstanding. .      $     0.77       $     0.42                      $     1.22      $     0.70
                                                ==========       ==========                      ==========      ==========





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